Exhibit 10.21

FOURTH AMENDMENT AGREEMENT entered into as of the July 7, 2022 (the “Fourth Amendment”),

BETWEEN:	KNIGHT THERAPEUTICS INTERNATIONAL S.A., a company registered under the laws of Uruguay (formerly known as Knight Therapeutics (Barbados) Inc.);

(hereinafter called the “Lender”)

AND:	SYNERGY CHC CORP., a corporation formed under the laws of the State of Nevada;

(hereinafter called the “Borrower”)

WHEREAS the Borrower and the Lender (then known as Knight Therapeutics (Barbados) Inc., a corporation formed under the laws of Barbados) are parties to that certain loan agreement made as of the 21st day of January, 2015, as amended by a first amending agreement dated November 12, 2015, as amended and restated as of the 9th day of August, 2017, as amended by a loan amendment agreement to the amended and restated loan agreement dated May 14, 2018, as amended by a second amendment to the amended and restated loan agreement dated March 27, 2019 and as amended by a third amendment to the amended and restated loan agreement dated May 8, 2020 (such agreement, as amended, restated, amended and restated or otherwise modified from time to time as of the date hereof, the “Loan Agreement”);

WHEREAS after the date of the most recent amendment, the Lender migrated to Uruguay and changed its name from “Knight Therapeutics (Barbados) Inc.” to “Knight Therapeutics International S.A.”;

WHEREAS the Borrower has requested an additional advance of US$2,000,000 (being the Second Additional Loan described herein) and certain amendments to the Loan Agreement; and the Lender has agreed to make such advance and memorialize such amendments on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of these presents and of the mutual covenants hereinafter contained, the parties have agreed as follows:

ARTICLE 1
INTERPRETATION

1.1	Capitalized Terms

In this Fourth Amendment (including the recitals), capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement as if amended to include the amendments set out in this Fourth Amendment.

1.2	To be Read with Loan Agreement

This Fourth Amendment is an amendment to the Loan Agreement. Unless the context of the Fourth Amendment otherwise requires, the Loan Agreement and this Fourth Amendment shall be read together and shall have effect as if the provisions of the Loan Agreement and this Fourth Amendment were contained in one agreement.

ARTICLE 2
AMENDMENTS

2.1	Amendments to the Loan Agreement

The Borrower and the Lender hereby agree to amend the Loan Agreement as follows:

2.1.1.1	“Lender” means Knight Therapeutics International S.A., a corporation continued under the laws of Uruguay (formerly known as Knight Therapeutics (Barbados) Inc.), and its successors and assigns, and one or more Persons to whom the foregoing or its successors or assigns may from time to time assign an interest in the Loan Documents.

2.1.1.2	Section 1.1 of the Loan Agreement is amended by inserting or restating the following definitions (as the case may be):

“Business Day” means a day (other than a Saturday or Sunday) on which banks are generally open for business in Montevideo, Uruguay and New York, New York”;

“Fourth Amendment” means that certain Fourth Amendment to Loan Agreement dated as of the Fourth Amendment Closing Date.

“Fourth Amendment Closing Date” means July 7, 2022.

“JR Guarantee” means the personal guarantee dated as of the date hereof granted by Jack Ross in favour of the Lender as security for the repayment of the Second Additional Loan.

“Loan” means, collectively or individually, as the context requires, the First Tranche, the Second Tranche, the Third Tranche, the Additional Loan, the Second Additional Loan, any Additional Tranches and the Third Tranche Success Fee.

“Loan Documents” means (i) this Agreement and the Loan Agreement, as amended hereby, and the Security Documents delivered by the Loan Parties pursuant to this Agreement and the Existing Loan Agreement or otherwise in connection with this Agreement and the Existing Loan Agreement, including any Loan Document delivered to Lender as general continuing collateral security for the payment and performance of the present and future Obligations (including obligations relating to the Second Tranche, the Third Tranche, the Additional Loan, any Additional Tranche and the Third Tranche Success Fee), as well as any amendments, replacements, supplements or other modifications hereto or thereto or any other documents or instruments contemplated hereby or thereby, (ii) all present and future security, agreements and documents labelled by the parties thereto as a Loan Document including, for certainty, the JR Guarantee, (iii) all confirmation agreements delivered by the Loan Parties confirming the validity of any of the foregoing Loan Documents and (iv) Lender Distribution Agreements, in each case as the same may from time to time be supplemented, amended or restated, and “Loan Document” shall mean any one of the Loan Documents.

“Maturity Date(s)” means: (i) with respect to the First Tranche, January 20, 2018, (ii) with respect to the Second Tranche, November 11, 2017, (iii) with respect to the Third Tranche, October 31, 2021 (iv) with respect to the Additional Loan, October 31, 2022, (v) with respect to the Third Tranche Success Fee, August 31, 2022, and (vi) with respect to the Second Additional Loan, the Second Additional Loan Maturity Date.

“Prime Rate” means the rate identified in the “Money Rates” section of The Wall Street Journal as the Prime Rate. It is acknowledged that the Prime Rate is not necessarily the lowest rate offered by any relevant institution to its respective borrowers.

“Repayment Schedule” means the Amended and Restated Schedule of Repayment of principal of the Loan attached to the Fourth Amendment as Schedule A.

“Second Additional Loan” means the loan to the Borrower by the Lender in the principal amount of Two Million United States Dollars (US$2,000,000) pursuant to the Fourth Amendment,

“Second Additional Loan Interest Rate” means the greater of (i) 14% and (ii) the [Prime Rate] plus 8% per annum, in each case compounded quarterly.

“Second Additional Loan Maturity Date” means the earlier of (i) October 31, 2022, and (ii) the date that is ninety (90) days after the date, if any, on which the Lender delivers a Second Additional Loan Repayment Notice to the Borrower.

“Second Additional Loan Repayment Notice” means a notice delivered by the Lender to the Borrower (which may be by email) seeking repayment of the Second Additional Loan.

“Second Additional Loan Success Fee” has the meaning set forth in Section 4.8.

2.1.1.3	The following shall be added as Section 2.1(e) immediately following Section 2.1(d) in respect of the Second Additional Loan:

“(e) Second Additional Loan. Subject to the terms and conditions of this Agreement and the other Loan Documents, the Lender agrees to loan to the Borrower in lawful money of the United States the Second Additional Loan on the terms hereof and the Borrower hereby irrevocably authorizes the Lender to advance the Second Additional Loan on the terms hereof. The Second Additional Loan shall bear interest as set forth in Section 4.1 of this Agreement.”

2.1.1.4	The following shall be added as Section 4.1(c) immediately following Section 4.1(b) in respect of the Second Additional Loan:

“(b) Second Additional Loan. Subject to Section 4.3, the principal amount of the Second Additional Loan shall bear interest from the Fourth Amendment Closing Date to the date paid in full, at a rate equal to the Second Additional Loan Interest Rate. In each case such interest shall be payable in arrears in accordance with Section 4.2.

2.1.1.5	Section 4.1 is hereby amended by adding the following immediately after 4.1(d):

“(e) Second Additional Loan Success Fee. Subject to Section 4.3, the principal amount of the Second Additional Success Fee and other outstanding Obligations relating to the Second Additional Loan shall bear interest from the date hereof until to the date paid, at a rate equal to the Second Additional Loan Interest Rate. In each case such interest shall be payable in arrears in accordance with Section 4.2.

2.1.1.6	Section 4.4 is hereby amended by adding the following after 4.4(e):

“(f) Second Additional Loan and Second Additional Loan Success Fee. With respect to the Second Additional Loan and the Second Additional Loan Success Fee, interest shall be determined daily and compounded quarterly not in advance, both before and after demand, default and judgment and shall be computed on a 360-day basis.”

2.1.1.7	Section 4.8 is hereby amended and restated as follows:

The Borrower will pay to Lender (i) a success tee in the amount of US$1,000,000 with respect to the Third Tranche (the “Third Tranche Success Fee”), which amount shall be fully earned as of the Second Closing Date and payable no later than the Termination Date, (ii) a success fee in the amount of US$83,250 with respect to the Additional Loan (the “Additional Loan Success Fee”), which shall be fully earned as of the Second Closing Date and payable no later than the Second Closing Date and payable on the first anniversary of the Second Closing Date and (iii) a success fee in the amount of $40,000 with respect to the Second Additional Loan (the “Second Additional Loan Success Fee”), which shall be fully earned and payable as of the Fourth Amendment Date. The Third Tranche Success Fee shall bear interest as set forth in Section 4.1 of this Loan Agreement and, for certainty, the Third Tranche Success Fee, the Additional Loan Success Fee and the Second Additional Loan Success Fee shall be “Obligations” as defined in this Agreement and in the other Loan Documents.

2.1.1.8	Section 8.1(a) of the Loan Agreement is hereby amended and restated as follows:

The Borrower shall provide Lender with copies of its internally prepared Consolidated Financial Statements for so long as required by Applicable Law no later than forty-five (45) days after the end of the Borrower’s first three Fiscal Quarters each year and, without limiting the foregoing, shall deliver Consolidated Financial Statements, duly reviewed by the Borrower’s independent external auditors, to the Lender no later than forty-five (45) days after the end of the Borrower’s first three Fiscal Quarters each year;

2.1.1.9	Section 8.1(b) of the Loan Agreement is hereby amended and restated as follows:

The Borrower shall provide Lender with copies of its annual Consolidated Audited Financial Statements for so long as required by Applicable Law no later than ninety (90) days after the end of each Fiscal Year, and, without limiting the foregoing, shall deliver its annual Consolidated Audited Financial Statements to the Lender no later ninety (90) days after the end of each Fiscal Year;

2.1.1.10	Section 8.2 of the Loan Agreement is hereby amended and restated as follows:

The Borrower shall deliver to the Lender a Compliance Certificate (containing supporting calculations) confirming, inter alia, that it has maintained the financial covenants required by this Agreement concurrently with the delivery of Financial Statement delivered to the Lender pursuant to Sections 8.1(a) or 8.1(b) of this Agreement, and concurrently with the delivery of each Financial Statement delivered pursuant to Section 8,1(b), the Borrower shall also provide a comparison to the budget set forth In the Annual Business Plan and the previous year. Together with the Cash Balance Statement delivered pursuant to 8.1(d), the Borrower shall deliver to the Lender a Compliance Certificate (containing supporting calculations) confirming that it has maintained the financial covenants set forth in this Agreement.

2.1.1.11	The following shall be added as 9.1(dd) immediately following section 9.1(cc):

9.1(dd). Shareholders Agreement. By no later than September 30, 2022, the Lender and each of the other shareholders of the Borrower that own more than five percent (5%) of the Borrower’s common stock shall enter into a shareholders’ agreement governing the Borrower (the “Shareholders’ Agreement”), which shall contain customary terms and conditions acceptable to the Lender, including without limitation (i) board representation and governance decisions; (ii) shareholder approval thresholds for corporate decisions and actions including actions outside the ordinary course of business; (iii) definitions of liquidity events and alternative liquidation events and priorities as to distribution of proceeds in such circumstances; (iv) pre-emptive rights, rights of first refusal and tag-along rights; and (v) confidentiality, it being understood that the articles and by-laws of the Borrower shall be amended prior to or concurrently with the effective date of the Shareholders’ Agreement in order to the extent necessary to be consistent therewith; provided that failure to satisfy this obligation to enter the Shareholders’ Agreement will not be a Default or Event of Default.

2.1.1.12	Section 9.2 of the Loan Agreement is hereby amended and restated as follows:

(b) No Consolidation, Amalgamation, Merger, etc. Consolidate, amalgamate or merge with, or convert into, any other Person, export a corporation into a jurisdiction outside of the United States, purchase, redeem, retire, defease or otherwise acquire any Equity Interests from any shareholder of the Borrower or enters into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing corporate or capital structure, liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution unless prior written approval has been delivered by Lender and such documentation as is required by counsel to Lender is delivered prior to or concurrently with such transaction, as mandated by counsel.

2.1.1.13	The notice address set forth in Section 13.1 (b) of the Loan Agreement is deleted and replaced with the following:

(b) if to the Lender

Knight Therapeutics International S.A.

Dr. Luis Bonavita 1294, of. 2004

Montevideo, Uruguay

Fax: 598 2626 2344

Attention: Arvind Utchanah, Chief Financial Officer

Email: autchanahgknighttx.com

with a copy to:

Knight Therapeutics Inc.

3400 De Maisonneuve W., Suite 1055

Montreal Quebec

Canada H3Z 3B8

Attention: Samira Sakhia, President & Chief Executive Officer

E-mail ssakhia@knighttx.com

and with a copy to:

Davies Ward Phillips & Vineberg LLP

1501 McGill College Ave.

Suite 2600

Montreal, Quebec H3A 3N9

Canada

Attention: Dan Wolfensohn

E-mail dwolfensohn@dwpv.com

2.1.1.14	From and as of the Fourth Amendment Closing Date, (i) all references in the Loan Agreement to “this Agreement” shall mean the Loan Agreement as amended by this Fourth Amendment, and as may otherwise be amended, restated, supplemented or otherwise modified from time to time, and (ii) all references in the other Loan Documents to the “Loan Agreement” (or words of similar import) shall be deemed to be references to the Loan Agreement as amended by this Fourth Amendment, and as may otherwise be amended, restated, supplemented or otherwise modified from time to time. All references in any of the Loan Documents to the “Loan Documents” shall mean the Loan Documents as amended by this Fourth Amendment and as may otherwise be amended restated, supplemented or otherwise modified from time to time and, for certainty, shall include any security, agreements and documents executed and delivered by the Borrower or any of its Subsidiaries in connection with this Fourth Amendment. For certainty, references in any of the Loan Documents to “Knight Therapeutics (Barbados) Inc.” or “Lender” shall be deemed to be references to “Knight Therapeutics International S.A.” and its successors and assigns.

2.1.1.15	Except as expressly amended by this Fourth Amendment, all other provisions of the Loan Agreement and the Loan Documents not specifically amended hereby shall remain unchanged and in full force and effect.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties

In order to induce the Lender to enter into this Fourth Amendment, the Borrower represents and warrants to the Lender as of the Fourth Amendment Closing Date as follows, which representations and warranties shall survive the execution and delivery hereof:

3.1.1.1	after giving effect to the updated disclosure schedules contemplated in subsection 3.1.4 of this Fourth Amendment, the representations and warranties set forth in Article 7 of the Loan Agreement are true and correct as of the Fourth Amendment Closing Date;

3.1.1.2	all consents and approvals required in connection with the execution and delivery by the Loan Parties of this Fourth Amendment and the other Loan Documents contemplated hereby have been obtained;

3.1.1.3	the execution and delivery of this Fourth Amendment and the other Loan Documents contemplated hereby do not conflict with or contravene any agreement to which any Loan Party is a party;

3.1.1.4	attached to this Fourth Amendment are updated disclosure schedules to the Loan Agreement in connection with each representation set forth in Section 11 of the Loan Agreement, which schedules reflect such representations being current to the Fourth Amendment Closing Date (as contrasted to the Closing Date);

3.1.1.5	all necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance of this Fourth Amendment and the other Loan Documents contemplated hereby by the Loan Parties; and

3.1.1.6	as of the Fourth Amendment Closing Date, no Default or Event of Default exists.

ARTICLE 4
CONDITIONS PRECEDENT & CLOSING DATE

4.1	Conditions Precedent

The effectiveness of this Fourth Amendment and the Lender’s obligation to fund the Second Additional Loan amount shall be subject to the following conditions precedent having been met to the satisfaction of the Lender, or, alternatively, waived in writing by the Lender:

4.1.1.1	the Borrower will pay to the Lender an amendment fee of thirty thousand United States Dollars (US$30,000) (the “Closing Fee”) and the Second Additional Loan Success Fee in consideration for the Lender’s agreement to amend the Loan Agreement pursuant to this Fourth Amendment (which amendment fee shall, for certainty, be fully earned and payable on the date of this Fourth Amendment);

4.1.1.2	this Agreement shall have been executed and delivered by all parties hereto;

4.1.1.3	the Borrower and its Subsidiaries shall have executed and delivered to the Lender a confirmation of guarantee and security agreement;

4.1.1.4	Jack Ross shall have executed and delivered to the Lender the JR Guarantee, in form and substance satisfactory to the Lender;

4.1.1.5	the Lender shall have received certified copies of the resolutions authorizing the execution, delivery and performance of Borrower’s obligations hereunder and copies of the resolutions of the Borrower authorizing the confirmation of guarantee and security agreement regarding the Loan Documents to which they are a party and the transactions contemplated therein, and the incumbency of the officers of Borrower;

4.1.1.6	certificates of status or good standing, as applicable, for all relevant jurisdictions of Borrower shall have been delivered to the Lender;

4.1.1.7	the Loan Parties shall be in compliance in all material respects with all (if any) Material Contracts and Material Licences to the satisfaction of the Lender and copies of all Material Contracts and Material Licences if any, applicable to the Loan Parties, shall have been delivered to the Lender;

4.1.1.8	evidence that all necessary or required consents or approvals of any Governmental Authority or other Person in connection the delivery of the Loan Documents have been obtained;

4.1.1.9	payment of all amounts and fees payable to the Lender (for certainty, including fees of counsel to the Lender and the Closing Fee), provided that fees of counsel to the Lender will only be reimbursed to the extent they do not exceed $60,000.00;

4.1.1.10	a currently dated letter of opinion of US counsel to the Borrower shall have been delivered to the Lender. Such opinions shall, amongst other things, opine as to the enforceability of this Fourth Amendment, and the Loan Agreement as amended hereby, the JR Guarantee, that the existing Security delivered in connection with the Loan Agreement is first ranking perfected security in favour of the Lender in respect to all of the Obligations, and shall also address other customary corporate, enforceability, security and corporate matters;

4.1.1.11	the Borrower shall have delivered to the Lender certificates of insurance acceptable to the Lender showing, inter alia, the Lender as a first loss payee as its interest may appear on all insurance policies that insure the assets to be secured by the Security;

4.1.1.12	no Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Closing Date and a senior officer of the Borrower shall have certified the same to the Lender;

4.1.1.13	no Material Adverse Effect shall have occurred;

4.1.1.14	the Lender shall have received such additional evidence, documents or undertakings as the Lender shall reasonably request to establish the consummation of the transactions contemplated hereby and be satisfied, acting reasonably, as to the taking of all proceedings in connection herewith in compliance with the conditions set forth in this Fourth Amendment;

4.1.1.15	the Borrower shall have delivered to the Lender no later than August 3151, 2022, copies of its audited financial statements for the Fiscal Year ended 2021; and

4.1.1.16	the Lender shall have completed all due diligence which it considers necessary or appropriate in its discretion in regard to the Loan Parties and their Property, books and records, operations, prospects and condition (financial or otherwise), including, without limitation, in regards to past and ongoing compliance with Applicable Laws (including Environmental Laws), union and labour relations and pension matters, and shall have obtained all internal approvals required under its internal procedures.

4.2	Conditions Subsequent

The Borrower acknowledges that it has failed to satisfy certain obligations under Section 9.4 of the Loan Agreement and the Lender has agreed to extend the cure period regarding these obligations until October 31, 2022, and, for certainty, the Borrower hereby further undertakes to ensure the satisfaction of all of its obligations under Section 9.4 by no later than October 31, 2022, failing which, notwithstanding anything else set forth in any Loan Document, an Event of Default shall have immediately and automatically occurred.

ARTICLE 5
MISCELLANEOUS

5.1	Further Assurances

Each of the Borrower and the Lender shall, from time to time hereafter and upon any reasonable request of the other party, execute and deliver such further agreements and documents and do all such other acts and things as may be necessary or appropriate to give effect to the foregoing.

5.2	Time of the Essence

Time shall be of the essence of this Fourth Amendment.

5.3	Severability

If any provision of this Fourth Amendment is found by final judgment of a court of competent jurisdiction to be invalid or unenforceable in whole or in part, such provision (or part thereof, as the case may be) shall be severable and such finding shall not affect the validity or enforceability of the remainder of such provision or of any other provision hereof.

5.4	Enurement

This Fourth Amendment shall enure to the benefit of and be binding upon the parties hereto and their permitted assigns.

5.5	Counterparts

This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

5.6	Paramountcy

In the event of any conflict or inconsistency between the terms and conditions of this Fourth Amendment and the terms and conditions of any other Loan Document, including the Loan Agreement, the terms and conditions of this Fourth Amendment shall prevail and be paramount to the extent of such conflict or inconsistency.

5.7	Continuance of Loan Agreement and Security

The Loan Agreement, as changed, altered, amended or modified by this Fourth Amendment, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein. Nothing in this Fourth Amendment shall constitute a release, settlement, extinguishment, rescission or novation of any indebtedness or Loan outstanding under the Loan Agreement and all advances outstanding under the Loan Agreement shall continue as advances following the execution and delivery of this Fourth Amendment.

5.8	Performance; No Lender Defaults.

The Borrower confirms that the Lender has fully and timely performed all of its respective obligations and duties in compliance with the Loan Documents and applicable law, and has acted reasonably and in good faith. In further consideration of the Lender’s execution of this Fourth Amendment, the Borrower, on behalf of itself, its successors, assigns, affiliates, members, officers, directors, employees, agents and attorneys hereby forever, fully, unconditionally and irrevocably waive and release the Lender, and the respective successors, assigns. parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents of each (each a “Releasee”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or (to the maximum extent permitted by applicable law) unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of. connected with, resulting from or related to any act or omission by the Lender, or any other Releasee, with respect to the Loan Documents and any collateral, other than Lender’s or any Releasee’s gross negligence or willful misconduct, on or before the date of this Fourth Amendment (collectively, the “Claims”). Borrower further agrees that it shall not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to collect or enforce any Claim.

5.9	Choice of Governing Law and Construction.

Except as expressly set forth therein, pursuant to Section 5-1401 of the New York General Obligations Law, this Fourth Amendment and the other Loan Documents (unless expressly stated otherwise in the other Loan Documents) shall be governed by the Laws of the State of New York therein as to interpretation, enforcement, validity, construction, effect, and in all other respects, including, without limitation, the legality of the interest rate and other charges, but excluding perfection and realization of the security interests and hypothecs in the Collateral, which shall be governed and controlled by the laws of the relevant jurisdiction. Section 5.9 of the Third Amendment to Amended and Restated Loan Agreement is replaced with the preceding sentences (substituting “Third” for “Fourth”).

5.10	Attornment.

Pursuant to Section 5-1402 of the New York General Obligations Law, the parties hereto irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the State of New York and the United States courts for the Southern District of New York for all matters arising out of, or in connection with, this Fourth Amendment and the other Loan Documents.

5.11	Waiver of Jury Trial

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMUTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OILIER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.12	Language.

The parties acknowledge that they have requested that this Fourth Amendment and all ancillary documents be drawn up in the English language only. Les parties reconnaissent avoir exige que cette convention ainsi que tous les documents y relies soient rediges en anglais seulement.

(signature page follows)

IN WITNESS WHEREOF the parties hereto have duly executed this Fourth Amendment as of the date and at the place first hereinabove set forth.

KNIGHT THERAPEUTICS INTERNATIONAL S.A.

by	/s/ Arvind Utchanah
	Name:	Arvind Utchanah
	Title:	CFO

SYNERGY CHC CORP.

/s/ Jack Ross
	Name:	Jack Ross
	Title:	Chairman and CEO